EXHIBIT 23.3

Ernst & Young L.L.P.

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 of Wellsford Residential Property Trust to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Wellsford Residential Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young L.L.P.
                                            __________________________________
                                                  Ernst & Young L.L.P.

New York, New York
July 9, 1996